UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 2, 2015
ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

No change since last report
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2015, Enterprise Financial Services Corp (the "Company") announced that its Board of Directors had elected Michael Holmes to the Board. Mr. Holmes currently serves as the President of Rx Outreach, Inc., a national non-profit organization that provides medication for people in need through its mail order pharmacy. He will stand for election at the 2016 annual meeting of stockholders of the Company.

Mr. Holmes will participate in the non-employee director compensation arrangements established by the Company for non-employee directors, as described under "Board and Committee Information - Director Compensation" in the Company's proxy statement dated March 18, 2015 for its 2015 annual meeting of stockholders.

Item 7.01     Regulation FD Disclosure

A copy of the November 5, 2015 press release announcing the events described in Item 5.02 above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)     The following Exhibit is furnished as part of this report on Form 8-K:

Exhibit
Number     Description

99.1     Press Release dated November 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	November 6, 2015	By:	/s/ Mark G. Ponder
Mark G. Ponder
Senior Vice President and Controller

Exhibit Index

Exhibit Number            Description of Exhibits
Exhibit 99.1            Press release dated November 5, 2015